                                                                      Exhibit 11


                         SUN TELEVISION AND APPLIANCES, INC.
                 (DEBTOR-IN-POSSESSION EFFECTIVE SEPTEMBER 16, 1998)
                      COMPUTATION OF NET LOSS PER COMMON SHARE
             For the quarters ended August 29, 1998 and August 30, 1997
                      (In thousands, except per share amounts)
                                                                 For the
                                                              Quarter Ended
                                                       ---------------------------
                                                       August 29,       August 30,
                                                          1998             1997
                                                       ----------       ----------
Net loss                                                $(63,477)        $(6,747)
                                                        ========         =======

Common shares outstanding:
   Weighted average                                       17,439          17,439

   Dilutive effect of stock options and warrants              --              --
                                                        --------         -------

   Weighted average shares used to calculate
     diluted loss per share                               17,439          17,439
                                                        ========         =======


Net loss per share:
   Assuming basic                                       $  (3.64)        $  (.39)
                                                        ========         =======

   Assuming diluted                                     $  (3.64)        $  (.39)
                                                        ========         =======

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
                                                          Exhibit 11 (continued)


                         SUN TELEVISION AND APPLIANCES, INC.
                 (DEBTOR-IN-POSSESSION EFFECTIVE SEPTEMBER 16, 1998)
                      COMPUTATION OF NET LOSS PER COMMON SHARE
            For the six months ended August 29, 1998 and August 30, 1997
                  (Amounts in thousands, except per share amounts)
                                                                For the
                                                            Six Months Ended
                                                       ---------------------------
                                                       August 29,       August 30,
                                                          1998             1997
                                                       ----------       ----------
Net loss                                                $(74,394)        $(16,901)
                                                        ========         ========
Common shares outstanding:
   Weighted average                                       17,439           17,439

   Dilutive effect of stock options and warrants              --               --
                                                        --------         --------

   Weighted average shares used to calculate
     diluted loss per share                               17,439           17,439
                                                        ========         ========

Net loss per share:
   Assuming basic                                       $  (4.27)        $   (.97)
                                                        ========         ========

   Assuming diluted                                     $  (4.27)        $   (.97)
                                                        ========         ========

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